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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

Auto-trol Technology Corporation, a Colorado corporation, has the following subsidiaries, incorporated in the jurisdictions noted and doing business under the names indicated:

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SUBSIDIARY                                                             JURISDICTION OF INCORPORATION
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
Auto-trol International Corporation                                               Colorado
Centra 2000, Inc.                                                                 Colorado
Auto-trol Technology (Canada) Ltd.                                                Alberta
Auto-trol Advertising, Inc.                                                       Colorado
Auto-trol Technology GmbH                                                         Germany
Centra Technology Ltd.                                                         United Kingdom
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